                                                 Exhibit 24
                   LIMITED POWER OF ATTORNEY
            FOR SECTION 16 REPORTING OBLIGATIONS

    Know all by these present, that the undersigned hereby
makes, constitutes and appoints John Bourke, signing and
acting, as the undersigned's true and lawful attorney-in-
fact with full power and authority as hereinafter described
to:
(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
ParthusCeva, Inc. (the "Company"), Forms 3, 4, and 5
(including any amendments thereto) in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder (the "Exchange Act");

(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
prepare, complete and execute any such Form 3, 4, or 5,
prepare, complete and execute any amendment or amendments
thereto, and timely deliver and file such form with the
United States Securities and Exchange Commission and any
stock exchange or similar authority;

    (3) seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information
regarding transactions in the Company's securities from any
third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information
to such attorney-in-fact and approves and ratifies any such
release of information; and

    (4) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-
fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.

    The undersigned hereby grants to such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney
and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not
assuming nor relieving, nor is the Company assuming nor
relieving, any of the undersigned's responsibilities to
comply with Section 16 of the Exchange Act. The undersigned
acknowledges that neither the Company nor the foregoing
attorney-in-fact assumes (i) any liability for the
undersigned's responsibility to comply with the requirement
of the Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements, or (iii)
any obligation or liability of the undersigned for profit
disgorgement under Section 16(b) of the Exchange Act.

    This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorney in-fact.
    IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 16th day of
July, 2003.
                               /s/ B. Ovadia
                              Signature
                              Bat Sheva Ovadia